UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 10, 2017, New York Mortgage Trust, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having a maximum aggregate sales price of up to $100,000,000 (the “Offered Shares”), from time to time through Credit Suisse.

Pursuant to the Equity Distribution Agreement, the Offered Shares may be offered and sold through Credit Suisse in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Select Market, the existing trading market for the Common Stock, sales made to or through a market maker other than on an exchange or, if specified in a written notice from the Company, in negotiated transactions. Under the terms of the Equity Distribution Agreement, the Company may also sell the Offered Shares to Credit Suisse as principal for its own account at a price agreed upon at the time of sale. If the Company sells the Offered Shares to Credit Suisse as principal, the Company will enter into a separate terms agreement with Credit Suisse. Under the Equity Distribution Agreement, Credit Suisse will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Offered Shares sold through it from time to time pursuant to the terms of the Equity Distribution Agreement. The Company has no obligation to sell any of the Offered Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify Credit Suisse against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments Credit Suisse may be required to make in respect of these liabilities. From time to time, in the ordinary course of business, Credit Suisse and its affiliates have provided, and in the future may continue to provide, investment banking services to the Company and have received fees for the rendering of such services.  In addition, Credit Suisse and its affiliates currently provide, and in the future may continue to provide, similar or other banking and financial services to the Company.

The Equity Distribution Agreement and related “at-the-market” offering replaces the Company’s prior equity distribution agreements with JMP Securities LLC and Ladenburg Thalmann & Co. Inc. dated as of March 20, 2015 and August 25, 2016, respectively (the “Prior Agreements”), which provided for the issuance of Common Stock and shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock from time to time in transactions that were deemed to be “at the market” offerings. The Prior Agreements were terminated effective on August 7, 2017, pursuant to a notice of termination dated August 4, 2017.  Of the $75,000,000 of securities that the Company could have sold from time to time under the Prior Agreements, approximately $39.3 million of securities were unsold as of August 7, 2017.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

The Offered Shares will be issued pursuant to the Company’s automatic shelf registration statement filed with the Securities and Exchange Commission on August 25, 2016 (File No. 333-213316), a base prospectus, dated August 25, 2016, included as part of the registration statement, and a prospectus supplement, dated August 10, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibit 5.1 hereto the opinion of its Maryland counsel, Venable LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

1.1	Equity Distribution Agreement, dated August 10, 2017, by and between New York Mortgage Trust, Inc. and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Venable LLP regarding the validity of the Offered Shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: August 10, 2017	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Equity Distribution Agreement, dated August 10, 2017, by and between New York Mortgage Trust, Inc. and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Venable LLP regarding the validity of the Offered Shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).